EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING TO PARTICIPATE IN INVESTOR MEETINGS

EL PASO, Texas – June 22, 2012 – Western Refining, Inc. (NYSE:WNR) announced today that Company management will be conducting investor meetings the week of June 25, 2012. The meeting materials will be available beginning Monday, June 25, 2012, on the Investor Relations section of Western Refining’s website at www.wnr.com. The presentation will remain available on www.wnr.com in accordance with the Company’s investor presentation archive policy.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.